Exhibit 10.3


         THIS AGREEMENT is made and entered into as of the day of December, 1996, by and between CENTURA BANKS, INC. (hereinafter "Centura"), and J. RICHARD FUTRELL, JR. (hereinafter "Contractor").

                              W I T N E S S E T H:

         WHEREAS, the Contractor is an expert in the fields of banking, management and commercial negotiations; and

         WHEREAS, Centura has requested that the Contractor personally render services to Centura as an independent contractor on the terms and subject to the conditions contained herein and the Contractor has agreed to do so.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SERVICES. Contractor shall, during the term of this Agreement, provide services to Centura, which shall include availability, on call, or on as needed basis as solely determined by Centura, to render advice on Centura business and management issues, including, but not limited to, meeting with Centura officers and directors, and representatives of other financial institutions with whom Centura may be negotiating, on issues of sale, merger or some related combination of entities.

         2. TERM. The term of this Agreement shall be for fifteen (15) months, beginning on January 1, 1997, and continuing until April 1, 1998, unless terminated sooner as provided for herein.

         3. COMPENSATION. For the services rendered hereunder the Contractor shall be entitled to receive compensation of One Hundred Fifty Thousand Dollars ($150,000.00). The compensation shall be due and payable to the Contractor in twelve (12) equal monthly installments on the first business day of each month, the first such payment to be made on April 1, 1997. Centura will withhold from the compensation any amounts that are required by any applicable federal and state statutes and/or any regulations promulgated thereunder to be withheld from the compensation of an independent contractor, it being understood that it shall be the sole obligation of the Contractor to arrange for the payment of his taxes and the provision of health, welfare and pension benefits for himself.


         4. EXPENSES. In addition to the compensation referred to in Paragraph 3 of this Agreement, Centura shall reimburse Contractor for travel and entertainment expenses reasonably incurred in connection with the services rendered hereunder on a basis consistent with Centura's policy for similar expenses incurred by Centura officers.

         5. TERMINATION. This Agreement may be terminated by Centura prior to the completion of the term hereof, on 30 days written notice to the Contractor, in the event of a material breach of this Agreement by the Contractor. In such circumstances, Centura shall be obligated to pay to the Contractor the portion of compensation earned and reimbursable expenses incurred through the date of termination and to honor any of its obligations under this Agreement that expressly survive such termination. Payment of the amounts set forth in this paragraph upon such termination is agreed to be satisfaction in full of any and all obligations that Centura may have to the Contractor under this Agreement.

                  This Agreement may be terminated by the Contractor prior to the completion of the term hereof, on 30 days written notice to Centura, in the event of a material breach of this Agreement by Centura. In such circumstances, Centura shall be obligated to pay the Contractor compensation due and owing through the date of termination and for the remainder of the term of this Agreement, together with all reimbursable expenses incurred through the date of termination, and to honor any of its obligations under this Agreement that expressly survive such termination. Payment of the amounts set forth in this paragraph upon such termination is agreed to be satisfaction in full of any and all obligations that Centura may have to the Contractor under this Agreement.

         6. CHANGE IN CONTROL. Following a Change in Control (as hereinafter defined), if the successor company terminates, or attempts to terminate, this Agreement prior to April 1, 1998, and without the written consent of Contractor, the then unpaid balance of the compensation payable to Contractor hereunder (i.e., $150,000.00 less any sums previously paid) shall be immediately due and payable in full to Contractor.

                  For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) Centura shall become a subsidiary of, or shall be merged or consolidated with or into another entity, which resulting entity is neither controlled by Centura nor sixty-seven percent (67%) or more of the voting shares of which are held by shareholders who were shareholders of Centura immediately before the transaction; or (ii) substantially all of the assets of Centura shall be sold or transferred to a person or entity, which person or entity is neither controlled by Centura nor sixty-seven percent (67%) or more of the voting shares of which are held by shareholders who were shareholders of Centura immediately prior to the asset sale; or (iii) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), or persons acting together or in concert, is or becomes, the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) of securities of Centura representing 20% or more of the combined voting power of Centura's then outstanding securities, other than a trustee or other fiduciary holding securities under an employee benefit plan of Centura.

         7. RELATIONSHIP BETWEEN THE PARTIES. It is expressly understood and agreed by the parties that for purposes of this Agreement the Contractor is an independent contractor of Centura and is not an employee or joint venturer of or with Centura. The Contractor understands and agrees that Centura has no responsibility to him with respect to the payment of his taxes or for the collection or payment of Social Security, Medicare or unemployment benefit payments on his behalf.

         8. PROHIBITION AGAINST ASSIGNMENT. The Contractor agrees on behalf of himself and his executors and administrators, heirs, legatees, distributees, and other persons claiming any benefit under him by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Contractor or an executor, administrator, heir, legatee, distributee or other persons claiming under the Contractor by virtue of this Agreement.

         9. CONFIDENTIALITY. Except as required in the performance of his duties hereunder or pursuant to an order entered by a court of competent jurisdiction, the Contractor agrees (i) that during the term hereof and for a period of 3 years after the termination or expiration of this Agreement, he will not disclose or distribute any Proprietary Information or Confidential Materials (as defined below) to any individual or entity at any time, or permit any inspection or copying of Confidential Materials at any time; and (ii) at the termination or expiration of this Agreement, he shall return to Centura all copies of Confidential Materials then in his possession, shall keep no copies thereof and shall give Centura a written representation that no copies of Confidential Materials are in his possession. For purposes of this Agreement, "Proprietary Information" shall mean any non-public information regarding any transactions or relations involving Centura. For purposes hereof, "Confidential Materials" shall mean all correspondence, memoranda, files, financial records, operating or marketing records, magnetic tape, or electronic or other medial of any kind that contain or reflect Proprietary Information.

         10. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of North Carolina.

         11. INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Centura and the Contractor and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         13. AMENDMENT. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the Contractor and Centura. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the persons or party against whom charged.

         14. HEADINGS. The headings to the various sections of this Agreement have been inserted for convenience only and shall not modify, define, limit or expand express provisions of this Agreement.

         15. COUNTERPARTS. This instrument may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

         IN WITNESS WHEREOF, Centura has caused this Agreement to be signed and its corporate seal affixed by its duly authorized officers and the Contractor has hereunto se this hand and seal, both as of the day and year first above written.

                                           CENTURA BANKS, INC.
   (seal)


                                           /s/ Frank L. Pattillo
ATTEST:                                        Frank L. Pattillo
                                               Chief Financial Officer

/s/ Melba W. Smith
     Melba W. Smith
        Secretary


                                          /s/ J. Richard Futrell, Jr. (SEAL)
                                              J. Richard Futrell, Jr.